UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

NeuroOne Medical Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54716 (Commission File Number)	27-0863354 (IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-237-7412
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (d) Change in the Directors Serving on our Board

As previously disclosed in the Current Report on Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company”) on July 20, 2017 (the “Prior Current Report”), the Board of Directors (the “Board”) of the Company accepted the resignation of Amer Samad from the Board, increased its size to four members and appointed Paul Buckman, Suraj Kalia and Jeffrey Mathiesen to serve on the Board with the Company’s existing director, David A. Rosa, effective on the 10th day following the filing of a Schedule 14F-1 by the Company. On August 4, 2017, such 10-day period expired, and the increase in the size of the Board, resignation of Mr. Samad and the appointment of Mr. Buckman, Mr. Kalia and Mr. Mathiesen became effective. The disclosure under the heading “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Change in the Directors Serving on our Board” of the Prior Current Report is incorporated herein by reference.

Item 5.02(e) Employment Agreement of Mr. Rosa

Upon the effectiveness of the director appointments described above, the Board approved and the Company entered into a new employment agreement (the “Employment Agreement”) with its Chief Executive Officer and Director, David A. Rosa, that supersedes the prior agreement with NeuroOne LLC and governs the terms of his employment. The initial term of the Employment Agreement is from the commencement date, August 4, 2017, through the third anniversary of the commencement date and automatically renews for an additional one year period at the end of the initial term and each anniversary thereafter, provided that Mr. Rosa notifies the Board of such renewal at least 30 days prior to the expiration of the initial term or any renewal terms and the Board does not notify Mr. Rosa of its intention not to renew the Employment Agreement. Under the terms of the Employment Agreement, Mr. Rosa is entitled to an initial annual base salary at least equal to $376,000, reviewed at least annually, and is eligible to earn an annual performance bonus of up to 50% of his base salary, as determined by our Board or a committee of the Board performing equivalent functions.

The Employment Agreement also entitles Mr. Rosa to, among other benefits, the following compensation: (i) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers; and (ii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to our other senior executive officers. Mr. Rosa is entitled to receive a target award value, determined in accordance with the policies and practices generally available to other senior executive officers, for an annual cash bonus and if determined by the Board or a committee of the Board, a long-term incentive bonus. Mr. Rosa is entitled to retain all shares of our common stock he held as of the commencement date. Mr. Rosa is also additionally entitled to certain severance benefits.

Pursuant to the Employment Agreement, regardless of the manner in which Mr. Rosa’s service terminates, Mr. Rosa is entitled to receive amounts earned during his term of service, including salary and other benefits.

The Company is permitted to terminate Mr. Rosa’s employment for the following reasons: (1) death or disability, (2) Termination for Cause (as defined below) or (3) for any other reason or no reason.

Mr. Rosa is permitted Termination for Good Reason (as defined below) of his employment. In addition, he may terminate his employment upon written notice to the Company 30 days prior to the effective date of such termination.

In the event of Mr. Rosa’s death during the employment period or a termination due to his disability, his beneficiaries or legal representatives shall be provided the sum of (a) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and (b) certain other benefits provided for in the employment agreement (the Unconditional Entitlements).

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In the event of Mr. Rosa’s Termination for Cause by the Company or the termination of Mr. Rosa’s employment as a result of his resignation other than a Termination for Good Reason, Mr. Rosa shall be provided the Unconditional Entitlements.

In the event of a Termination for Good Reason by Mr. Rosa or the exercise by the Company of its termination rights to terminate Mr. Rosa other than by Termination for Cause, death or disability, Mr. Rosa shall be provided the Unconditional Entitlements and, subject to such officer signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Rosa a severance amount equal to the aggregate annual base salary he would have earned from the day after his termination date through the end of the employment period and a prorated portion of his cash bonus for the year in which the termination date occurs, provided, however, in no event would the severance amount be less than 12 months or more than 18 months of his annual base salary, continued health insurance coverage for 12 months following his termination date, provided that such coverage shall cease if Mr. Rosa becomes eligible to receive health insurance coverage from another employer group health plan, vesting of all stock options in accordance with the stock option award documents, subject to the same conditions that would be applicable to Mr. Rosa if he remained employed through the end of the employment period and continued vesting of equity awards in accordance with the terms of the award agreements, provided, however, Mr. Rosa would have 90 days from the termination date to exercise any vested options (the Conditional Benefits).

In the event of a change in control during the employment period or within two years after a change in control, if the Company terminates Mr. Rosa other than due to Mr. Rosa’s death or disability or a Termination for Cause, or Mr. Rosa effects a Termination for Good Reason, the Company will pay to Mr. Rosa, in a lump sum in cash within 30 days after the termination date, the aggregate of: (i) the Unconditional Entitlements; and (ii) the amount equal to the product of 1.5 times the sum of (y) Mr. Rosa’s annual base salary, and (z) the greater of the target bonus for the then current fiscal year under the Plans or any successor annual bonus plan and the average annual bonus paid to or for the benefit of Mr. Rosa for the prior three full years (or any shorter period during which Mr. Rosa had been employed by the Company). In addition, the Company shall provide Mr. Rosa the Conditional Benefits minus Mr. Rosa’s severance amount.

Under the Employment Agreement, "Termination for Cause" means a termination of Mr. Rosa’s employment by the Company due to (A) an act or acts of dishonesty undertaken by Mr. Rosa and intended to result in substantial gain or personal enrichment to Mr. Rosa at the expense of the Company, (B) unlawful conduct or gross misconduct that is willful and deliberate on Mr. Rosa’s part and that, in either event, is materially injurious to the Company, (C) the conviction of Mr. Rosa of, or Mr. Rosa’s entry of a no contest or nolo contendre plea to, a felony, (D)  breach by Mr. Rosa of his fiduciary obligations as an officer or director of the Company, (E) a persistent failure by Mr. Rosa to perform his duties and responsibilities of his employment under the Employment Agreement, which failure is not remedied by Mr. Rosa within 30 days after his receipt of written notice from the Company of such failure, provided, however, the Company is not obligated to provide written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure; or (F) material breach of any terms and conditions of the Employment Agreement, any contract or agreement between Mr. Rosa and the Company, or of any Company policy, or of any statutory duty he owes to the Company, which breach has not been cured by Mr. Rosa within ten days after written notice thereof to Mr. Rosa from the Company.

Under the Employment Agreement, "Termination for Good Reason" means a termination of Mr. Rosa’s employment by Mr. Rosa within 30 days of the Company's failure to cure, in accordance with the procedures set forth below, any of the following events: (A) a reduction in his annual base salary as in effect immediately prior to such reduction by more than 10% without his written consent, unless such reduction is made pursuant to an across the board reduction applicable to all senior executives of the Company; (B) a material reduction in his duties, position and responsibilities as in effect immediately prior to such reduction without his written consent, provided, however, that a mere change in title or reporting relationship following a Change in Control by itself will not constitute “Good Reason” for Executive’s resignation, and further provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring entity will not by itself result in a “reduction” of duties, position or responsibility; or (C) a material breach of any material provision of the Employment Agreement by the Company. A termination by Mr. Rosa shall not be treated as a Termination for Good Reason if Mr. Rosa consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or unless Mr. Rosa shall have delivered a written notice to the Board within 45 days of Mr. Rosa’s having actual knowledge of the occurrence of one of such events stating that Mr. Rosa intends to terminate his employment by Termination for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 21 days of the receipt of such notice.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Employment Agreement by and between NeuroOne Medical Technologies Corporation and David A. Rosa dated August 4, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ DAVID ROSA
David Rosa Chief Executive Officer

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EXHIBITS

Exhibit No.	Document
10.1	Employment Agreement by and between NeuroOne Medical Technologies Corporation and David A. Rosa dated August 4, 2017

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